EXHIBIT 23.1

KPMG LLP	Telephone (403) 691-8000
205-5th Avenue SW	Fax (403) 691-8008
Suite 3100, Bow Valley Square 2	www.kpmg.ca
Calgary AB
T2P 4B9

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Precision Drilling Corporation

We consent to the use of our reports, both dated March 7, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Precision Drilling Corporation incorporated by reference in this registration statement on Form S-8.

/s/ KPMG LLP

Chartered Accountants

April 1, 2014
Calgary, Canada